UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2021

Federal Home Loan Bank of Topeka

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 SW Wanamaker Road, Topeka, Kansas		66606

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		785.233.0507

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2021, the Federal Home Loan Bank of Topeka (FHLBank) issued a news release announcing the appointment of Jeffrey B. Kuzbel, age 54, as Chief Financial Officer and FHLBank’s Principal Financial Officer, effective April 1, 2021.  Mr. Kuzbel currently serves as LIBOR Transition Executive at Capital One Financial, a position he has held since 2019. Prior to his current position, Mr. Kuzbel served as Treasury & Balance Sheet Management CFO at Capital One Financial from 2016 through 2018, and as Managing Vice President, Balance Sheet Management, at Capital One Financial from 2013 through 2015. Mr. Kuzbel joined Capital One Financial in 2009 as Senior Director, Treasury Finance & Analytics, before becoming Vice President, Balance Sheet Strategy from 2010 through 2012. Prior to his tenure at Capital One Financial, Mr. Kuzbel served as Lead Director – Market Risk Management for the Federal Home Loan Mortgage Corporation (Freddie Mac), as Vice President – Fixed Income Portfolio Management and Trading at Advanced Investment Management, Inc., and as Head of Investments at the Federal Home Loan Bank of Pittsburgh. In his role as CFO, Mr. Kuzbel will oversee FHLBank’s Financial Management and Reporting division, which includes accounting and capital markets.

As the FHLBank’s CFO, Mr. Kuzbel will be paid an annual base salary of $430,000 and will be eligible to earn incentive awards under FHLBank’s Executive Incentive Compensation Plan (EICP) at a target of 60 percent of his base salary, with a maximum potential incentive award of 90 percent of his base salary. In addition, FHLBank will pay Mr. Kuzbel a hiring bonus of $100,000 within 30 days of his first date of employment, and an additional $50,000 on the first payroll date following completion of his first year employed by FHLBank, subject to a clawback if Mr. Kuzbel’s employment with FHLBank ends within one year of the second payment. Mr. Kuzbel will be eligible to receive a $25,000 relocation stipend and relocation benefits up to a maximum of $100,000 (plus a tax gross up). Further, Mr. Kuzbel will be eligible to participate in FHLBank’s Change in Control Plan at Tier 2, which includes a 2.00 compensation multiplier, and will be eligible to participate in FHLBank’s Benefit Equalization Plan (BEP) and receive an employer contribution credited to the Benefit Equalization Plan as if he had six or more years of employment at FHLBank. For additional information about FHLBank’s executive incentive and employee benefit plans, EICP, Change in Control Plan, and the BEP, see FHLBank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2020.

Mr. Kuzbel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Kuzbel and any of FHLBank’s directors or executive officers, and there are no arrangements or understandings between Mr. Kuzbel and any other person pursuant to which he was appointed to his role at FHLBank.

Item 7.01 Regulation FD Disclosure.

On March 15, 2021, FHLBank issued a news release announcing the appointment of Mr. Kuzbel to his role at FHLBank. A copy of the news release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K and information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by FHLBank that the information is material or complete.

Item 9.01 Financial Statements and Exhibits

Ex. 99.1Message to FHLBank Members Dated March 15, 2021

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Exhibit Index

Exhibit No.	Description

99.1	Message to FHLBank Members Dated March 15, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

March 15, 2021	By:	/s/ Carl M. Koupal, III

Name: Carl M. Koupal, III
Title: FVP, Associate General Counsel, Director of Legal Services and Compliance, Corporate Secretary